Exhibit 99.1
SIGNATURE
After reasonable inquiry and to the best of the undersigned’s knowledge and belief, the undersigned certifies that the information set forth in this Form 4 is true, complete and correct.
Dated: December 17, 2010

INVESTMENT CORPORATION OF DUBAI
By:	/s/ Khalifa Al Daboos
Name:	Khalifa Al Daboos
Title:	Director

BORSE DUBAI LIMITED
By:	/s/ Essa Kazim
Name:	Essa Kazim
Title:	Chairman

By:	/s/ Marwan Lutfi
Name:	Marwan Lutfi
Title:	Director

BORSE DUBAI NASDAQ SHARE TRUST
By:	Borse Dubai Limited, authorized signatory

By:	/s/ Essa Kazim
Name:	Essa Kazim
Title:	Chairman

By:	/s/ Marwan Lutfi
Name:	Marwan Lutfi
Title:	Director